UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2011

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO		64836
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of 2011 Performance Stock Units

Consistent with the Company’s practice each year since 2008, on January 3, 2011 the Compensation Committee of the Board granted Performance Stock Units (“PSUs”) to certain key management employees including David S. Haffner, President & CEO; Karl G. Glassman, EVP & COO; Matthew C. Flanigan, SVP & CFO; Joseph D. Downes, Jr., SVP & President – Industrial Materials Segment; and Paul R. Hauser, SVP & President – Residential Furnishings Segment.

The 2011 award was granted under the Company’s Flexible Stock Plan, amended and restated, effective May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders.

The Committee granted the PSUs subject to the terms and conditions of the 2011 Form of Performance Stock Unit Award Agreement, which is attached hereto and incorporated as Exhibit 10.1. The terms and conditions of the 2011 award are substantially similar to the 2010 award.

The 2011 awards will vest at the end of a 3-year performance period, beginning January 1, 2011 and ending December 31, 2013, based upon the Company’s Total Shareholder Return (“TSR”) compared to a peer group consisting of all the companies in the Industrial, Consumer Discretionary and Materials sectors of the S&P 500 and S&P 400. TSR is calculated as (Stock Price at End of Period – Stock Price at Beginning of Period + Reinvested Dividends) / Stock Price at Beginning of Period. At the beginning of the performance period, the executive is granted a base award of a certain number of PSUs. The base award for our named executive officers was: Haffner – 124,225; Glassman – 54,225; Flanigan – 29,750; Downes – 22,925; and Hauser – 20,925. The 2011 award will pay out at a percentage of the base award depending on the Company’s TSR rank within the peer group at the end of the performance period. The payout percentage ranges from 0% for performance below the 25th percentile to 175% for performance at or above the 75th percentile, as illustrated below.

PAYOUT SCHEDULE

Percentile Rank of L&P TSR	Payout% of Your Base Award
25%	25%
30%	35%
35%	45%
40%	55%
45%	65%
50%	75%
55%	95%
60%	115%
65%	135%
70%	155%
75%	175%

Payouts will be interpolated for percentile ranks falling between the levels shown.

Thirty-five percent (35%) of the vested 2011 award will be paid out in cash and the Company intends to pay out the remaining sixty-five percent (65%) in shares of the Company’s common stock, although the Company reserves the right to pay up to one hundred percent (100%) in cash. The awards will be paid following the end of the performance period. Cash will be paid equal to the number of vested PSUs multiplied by the closing market price of L&P shares on the last business day of the performance period. Shares will be issued on a one-to-one basis for vested PSUs. The amount of cash paid and number of shares issued will be reduced for applicable tax withholding. PSUs may not be transferred, assigned or pledged, and have no voting or dividend rights.

If the executive has a separation from service other than for retirement, death or disability, before the 2011 award is vested, it is forfeited. In the event of retirement, death or disability, the 2011 award will vest on a pro-rata basis for each full calendar year prior to the executive’s termination (provided, however, the award will continue to vest for 18 months after disability begins). Under certain circumstances, if a change in control of the Company occurs and the executive’s employment is terminated, the 2011 award vests and the executive will receive a 175% payout. The 2011 award contains a non-competition covenant for two years after payout, where, if violated, the executive must repay to the Company any gain from the award.

The foregoing is only a summary of certain terms and conditions of the 2011 award and is qualified in its entirety by reference to the 2011 Form of Performance Stock Unit Award Agreement. All future awards of PSUs are expected to be made pursuant to the 2011 Form of Performance Stock Unit Award Agreement. If the terms and conditions of future grants are materially changed, the Company will make a subsequent filing of the updated form at that time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	2011 Form of Performance Stock Unit Award Agreement.

10.2	Flexible Stock Plan, amended and restated, effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 6, 2011	By:	/S/ JOHN G. MOORE
John G. Moore
Vice President – Chief Legal & HR Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	2011 Form of Performance Stock Unit Award Agreement.

10.2	Flexible Stock Plan, amended and restated, effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Proxy Statement, is incorporated by reference. (SEC File No. 001-07845)

*	Filed with this Form 8-K.

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